EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3918

(Name, address and telephone number of agent for service)

Wendy’s/Arby’s Group, Inc.

(Issuer with respect to the Securities)

Delaware	38-0471180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West, 12th Floor Atlanta, GA	30338
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities

(Title of the Indenture Securities)

FORM T-1

ITEM 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b) Whether it is authorized to exercise corporate trust powers.
Yes
Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None
Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
	1.	A copy of the Articles of Association of the Trustee.*
	2.	A copy of the certificate of authority of the Trustee to commence business.*
	3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*
	4.	A copy of the existing bylaws of the Trustee.**
	5.	A copy of each Indenture referred to in Item 4. Not applicable.
	6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6
	7.	Report of Condition of the Trustee as of September 30, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 7th of November, 2008.

By:	/s/ Richard Prokosch
Name: Richard Prokosch Title: Vice President

By:	/s/ Raymond Haverstock
Name: Raymond Haverstock Title: Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 7, 2008

By:	/s/ Richard Prokosch
Name: Richard Prokosch Title: Vice President

By:	/s/ Raymond Haverstock
Name: Raymond Haverstock Title: Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2008

($000’s)

9/30/2008
Assets
Cash and Balances Due From Depository Institutions	$7,232,911
Securities	36,927,854
Federal Funds	3,517,817
Loans & Lease Financing Receivables	165,651,532
Fixed Assets	3,030,773
Intangible Assets	12,172,606
Other Assets	14,063,317
Total Assets	$242,596,810
Liabilities
Deposits	$147,640,677
Fed Funds	13,500,584
Treasury Demand Notes	0
Trading Liabilities	488,249
Other Borrowed Money	43,752,578
Acceptances	0
Subordinated Notes and Debentures	7,379,967
Other Liabilities	6,540,570
Total Liabilities	$219,302,625
Equity
Minority Interest in Subsidiaries	$1,679,593
Common and Preferred Stock	18,200
Surplus	12,057,621
Undivided Profits	9,538,771
Total Equity Capital	$23,294,185

Total Liabilities and Equity Capital	$242,596,810

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To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Date: November 7, 2008

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